                                 EXHIBIT 4.4


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                           BIOCIRCUITS CORPORATION

              WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK


No. 1997-C__                                                  ___________ Shares


    FOR VALUE RECEIVED, BIOCIRCUITS CORPORATION, a Delaware corporation (the "Company"), with its principal office at 1324 Chesapeake Terrace, Sunnyvale, California 94089, hereby certifies that _________________ ("Holder"), or its assigns, is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time on or after May 23, 1997 and before 5:00 p.m. (Pacific Time) on the later of (i) November 23, 1998, (ii) the date eighteen months after the date hereof, or (iii) the date eighteen months after the date this Warrant first becomes fully exercisable with respect to all the Warrant Shares subject hereto, the number of fully paid and nonassessable shares of Common Stock of the Company set forth above, subject to adjustment as hereinafter provided; provided, however, that the expiration date shall be extended by one day for each day since the issuance of this Warrant on which there has been effective a Suspension Period or a Stand-Off Period, as such terms are defined in the Common Stock and Warrant Purchase Agreement dated
April 15, 1997 (the "Purchase Agreement"), pursuant to which this Warrant was issued (the "Expiration Date"); provided further, however, that in the event the Company sends Holder an "Early Exercise Notice" as defined in Section 1(b) hereof and complies with the requirements of Section 1(b) hereof, this Warrant shall cease to be exercisable in accordance with the terms of Section 1(b) hereof.

    Subject to the limitation set forth in Section 1(c) hereof, Holder may purchase such number of shares of Common Stock at a purchase price per share (as appropriately adjusted pursuant to Section 6 hereof) of Seventy-Five Cents ($0.75) (the "Exercise Price"). The term "Common Stock" shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

    The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."

    SECTION 1. EXERCISE OF WARRANT.

         (a) EXERCISE. Subject to the provisions of Section 1(b) below, this Warrant may be exercised in whole or in part on any business day prior to the Expiration Date by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of a check, subject to collection, for the number of Warrant Shares specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new
Warrant evidencing the rights of Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

         (b) EARLY TERMINATION OF EXERCISABILITY (REDEMPTION AT THE OPTION OF THE COMPANY). If, at any time beginning on the date this Warrant is first exercisable and prior to the Expiration Date (1) a registration statement registering the Warrant Shares for resale under the Securities Act of 1933, as amended, is effective and (2) the closing price per share of the Company's Common Stock as quoted on the Nasdaq National Market System or on the primary national securities exchange on which the Common Stock is then listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal (or, if not so reported, as otherwise reported by the Nasdaq National Market System) over the course of ten (10) consecutive trading days equals or exceeds Two Dollars ($2.00) (an "Early Exercise Event"), then, within 5 days of such Early Exercise Event, the Company may, at its option, send written notice to the Holder and the holders of all warrants issued pursuant to the Purchase Agreement (an "Early Exercise Notice") that it chooses to exercise its right to effect an early termination of the exercisability of this Warrant and all such other warrants.

              (i) Subject to compliance by the Company with the provisions of this Section 1(b), after any Redemption Date (as defined below) specified in any such Early Exercise Notice, this Warrant shall no longer represent the right to acquire shares of the Company's Common Stock or other capital stock, but shall thereafter (until and through the Expiration Date) represent solely the right to receive the Redemption Price upon surrender of this Warrant. The Holder may exercise this Warrant at any time prior to the Redemption Date, regardless of whether any Early Exercise Notice has been issued.

              (ii) Any Early Exercise Notice shall set forth (A) the Redemption Price per Warrant Share, which shall be equal to one cent ($.01) per Warrant Share (as appropriately adjusted to reflect any adjustments to the number of shares of Common Stock issuable upon the exercise hereof pursuant to
Section 6 hereof) and (B) a date, which shall be no less than 25 days from the date of the Early Exercise Notice, after which the Warrant will no longer be exercisable, but will represent solely the right to receive the Redemption Price of this Warrant (the "Redemption Date"); provided, however that if, during the time period after the date of the Early Exercise Notice and before the Redemption Date, there shall exist any Suspension Period or Stand-Off Period, as such terms are defined in the Purchase Agreement, then such 25 day period shall be extended one day for each day of such Suspension Period or Stand-Off Period.

              (iii) On or before the Redemption Date, the Company shall deposit the Redemption Price of all Warrant Shares (as defined in the Purchase Agreement) to be redeemed with a bank, trust company, or the Company's transfer agent with irrevocable instructions and authority to the bank, trust company or transfer agent to pay, on and after the Redemption Date, the Redemption Price of the Warrant Shares subject to this Warrant to the Holder upon surrender of this Warrant. Any moneys deposited by the Company pursuant to this Section 1(b)(iii) for the redemption of Warrant Shares that are thereafter exercised on or prior to the Redemption Date shall be returned to the Company forthwith upon such exercise. The balance of any funds deposited by the Company pursuant to this
Section 1(b)(iii) remaining unclaimed after 5:00 p.m. Pacific Time on the Expiration Date shall be returned to the Company promptly upon its written request.

              (iv) On or after such Redemption Date, the Holder may surrender this Warrant to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify Holder in writing), and thereupon the Redemption Price of the Warrant Shares shall be payable to the Holders, and this Warrant shall be canceled. From and after such Redemption Date, unless there shall have been a default in payment of the Redemption Price, this Warrant shall represent solely the right to receive the Redemption Price, without interest, upon surrender of this Warrant.

         (c) REQUIREMENT OF STOCKHOLDER APPROVAL. Anything herein to the contrary notwithstanding, this Warrant may not be exercised unless such exercise is approved by the Company's stockholders at the 1997 Annual Meeting of the Company's stockholders of the issuance of the shares of Common Stock issuable upon the exercise hereof, to the extent such approval is required by the Rules of the Nasdaq Stock Market.

    SECTION 2. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in any restrictions on sale pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

    SECTION 3. FRACTIONAL INTEREST. The Company will not issue a fractional share of Common Stock upon exercise of a Warrant. Instead, the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: multiply the current market price of a full share by the fraction of a share and round the result to the nearest cent.

    The current market price of a share of Common Stock for purposes of this Section only is the Quoted Price (as defined in Section 6(b) below) of the Common Stock on the last trading day prior to the exercise date.

    SECTION 4.  ASSIGNMENT OR LOSS OF WARRANT.

         (a) Except as provided in Section 9, Holder shall be entitled, without obtaining the consent of the Company, to assign its interest in this Warrant in whole or in part to any person or persons. Subject to the provisions of Section 9, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment (any such assignee will then be a "Holder" for purposes of this Warrant) and, if Holder's entire interest is not being assigned, in the name of Holder, and this Warrant shall promptly be canceled.

         (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

    SECTION 5. RIGHTS OF HOLDER. Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant.
Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

    SECTION 6. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the beginning of certain events, as follows:

         (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If at any time after the date hereof the Company:

              (A) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

              (B) subdivides its outstanding shares of Common Stock into a greater number of shares;

              (C) combines its outstanding shares of Common Stock into a smaller number of shares;

              (D) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

              (E) issues by reclassification of its Common Stock any shares of its capital stock;

then the number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price in effect immediately prior to such action shall be adjusted so that Holder may receive upon exercise of this Warrant and payment of the same aggregate consideration the number of shares of capital stock of the Company which Holder would have owned immediately following such action if Holder had exercised this Warrant immediately prior to such action.

    The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         (b) QUOTED PRICE. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by the Nasdaq National Market, or the primary national securities exchange on which the Common Stock is then quoted; provided, however, that if the Common Stock is neither traded on the Nasdaq National Market nor on a national securities exchange, the price referred to above shall be the price reflected on the Nasdaq Smallcap Market, or if the Common Stock is not then traded on the Nasdaq Smallcap Market, the price reflected in the over-the counter market as reported by the National Quotation Bureau, Inc. or any organization performing a similar function.

         (c)  MINIMUM ADJUSTMENT.  No adjustment in the Exercise Price of this
Section 6 shall be required unless such adjustment would require an increase or decrease of at least ten cents ($.10) in such Exercise Price; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection are not required to be made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or to the nearest share, as the case may be.

         (d) DEFERRAL OF ISSUANCE OR PAYMENT. In any case in which an event covered by this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date, the Company may elect to defer until the occurrence of such event (i) issuing to Holder, if this Warrant is exercised after such record date, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment, and (ii) paying to Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 3.

         (e) WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for a change in the par value of the Common Stock.

         (f)  NOTICE OF CERTAIN ACTIONS.  In the event that:

              (A) the Company shall authorize the issuance to all holders of its Common Stock of rights, warrants, options or convertible securities to subscribe for or purchase shares of its Common Stock or of any other subscription rights, warrants, options or convertible securities; or

              (B) the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends paid in or distributions of the Company's capital stock for which the Exercise Price shall have been adjusted pursuant to subsection (a) of this
Section 6 or cash dividends
or cash distributions payable out of consolidated current or retained earnings as shown on the books of the Company and paid in the ordinary course of business); or

              (C) the Company shall authorize any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of the Company as an entirety or substantially as an entirety; or

              (D) the Company is the subject of a voluntary or involuntary dissolution, liquidation or winding-up procedure; or

              (E) the Company proposes to take any action that would require an adjustment of the Exercise Price pursuant to this Section 6;

then the Company shall cause to be mailed by first-class mail to Holder, at least twenty (20) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

    SECTION 7. OFFICERS' CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 6, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairperson, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by Holder.

    SECTION 8. RECLASSIFICATION, REORGANIZATION, CONSOLIDATION OR MERGER. In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization, or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of subsection (a) of Section 6.

    SECTION 9. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant may not be exercised and neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are acquired pursuant to a registration statement that has been declared effective under the Act, and applicable blue sky laws shall bear a legend substantially in the following form:

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend (except a new certificate for any Warrant Shares issued after the acquisition of such Warrant Shares pursuant to a registration statement that has been declared effective under the Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein. The provision of this Section 9 shall be binding upon all subsequent holders of certificates for Warrant Shares bearing the above legend and all subsequent holders of this Warrant, if any.

    SECTION 10. MODIFICATION AND WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated other than by an instrument in writing signed by the Company and by Holder.

    SECTION 11. NOTICES. Any notice, request or other document required or permitted to be given or delivered to Holder or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

    SECTION 12. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without regard to its conflicts of laws principles.

    IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of April 15, 1997.


                        BIOCIRCUITS CORPORATION


                        By:
                           ------------------------------------------
                             John Kaiser
                             Chief Executive Officer

                                PURCHASE FORM


                                                      Dated ___________, 19____


    The undersigned hereby irrevocably elects to exercise the within Warrant No. 1997-C_ to purchase _________ shares of Common Stock and hereby makes payment of $_____________ in payment of the exercise price thereof.


                                  HOLDER


                                  By:__________________________________________

                                  Print Name:__________________________________

                                  Title:_______________________________________

                               ASSIGNMENT FORM


                                                        Dated _________, 19____



    FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers unto __________________________________________________ (the "Assignee"),
(please type or print in block letters)

_______________________________________________________________________________
                      (insert address)
its right to purchase up to _______ shares of Common Stock represented by this Warrant No. 1997-C_ and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.


                                  HOLDER


                                  By:__________________________________________

                                  Print Name:__________________________________

                                  Title:_______________________________________